                                Exhibit (j)(1)

                     Consent of PricewaterhouseCoopers LLP

                                                                  Exhibit (j)(1)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Post-Effective Amendment #56 to the Registration Statement on Form N-1A of our report dated August 16, 2001 relating to the financial statements and financial highlights which appear in the June 30, 2001 Annual Reports to the Shareholders of One Group Mutual Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Experts" and "Financial Statements" in the Statement of Additional Information.



PricewaterhouseCoopers LLP

Columbus, Ohio
October 22, 2001